UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2023

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2023, Oramed Pharmaceuticals Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) by one and appointed Dr. Daniel Aghion to serve as a director to fill the resulting vacancy, effective as of January 1, 2024.

The Board has not yet taken action to appoint Dr. Aghion to any committees of the Board.

Dr. Daniel Aghion, age 42, is a neurosurgeon at Memorial Neuroscience Institute in Florida since 2016, where he treats patients with a wide array of spine disorders, including severe degenerative spine diseases, spine trauma, cancer in the spine, spine tumors, peripheral nerve surgery and more. Dr. Aghion holds a Bachelor’s of Science degree from the University of Michigan and an MD from the Sackler School of Medicine at Tel Aviv University. He completed his residency at Rhode Island Hospital in 2015, and a complex spine fellowship at Johns Hopkins University in Baltimore in 2016.

As remuneration for his service as a director, Dr. Aghion will receive the same fees as the Company’s other non-executive directors. Except as otherwise set forth herein, there is no arrangement or understanding between Dr. Aghion and any other person pursuant to which he was elected as a director, and there are no transactions in which Dr. Aghion has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with Dr. Aghion’s appointment, the Company expects to enter into its standard indemnification agreement with Dr. Aghion, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

December 18, 2023

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